Exhibit 99.3

News Release

Uranium Resources Announces Adjournment of Special Meeting

Special Meeting to Be Reconvened Thursday, February 11, 2016

CENTENNIAL, Colo., February 2, 2016 – Uranium Resources, Inc. (NASDAQ:URRE; ASX: URI), a leading exploration, development and uranium production company, announced today that its Special Meeting of Stockholders scheduled for and convened on February 2, 2016, was adjourned.

The Special Meeting has been adjourned to 9:00 a.m. local time on Thursday, February 11, 2016, at URI’s corporate headquarters at 6950 South Potomac Street, Suite 300, Centennial, Colorado 80112, to allow additional time for URI stockholders to vote on proposals to approve a reverse stock split and a reduction in URI’s authorized share count, as set forth in the Company’s proxy statement filed with the Securities and Exchange Commission (“SEC”). At the time the Special Meeting was adjourned, the proposal to authorize the adjournment of the Special Meeting was approved and the proposals to approve the reverse stock split and authorized share reduction had received the support of approximately 45% and 46%, respectively, of the issued and outstanding shares of URI common stock. The affirmative vote of over 50% of the issued and outstanding shares of URI common stock is required for the approval of the reverse stock split and authorized share reduction proposals.

During the period of the adjournment, URI will continue to solicit proxies from its stockholders with respect to the proposals set forth in the proxy statement. Only stockholders of record on the record date of December 15, 2015 are entitled to and are being requested to vote. If a stockholder has previously submitted its proxy card and does not wish to change its vote, no further action is required by such stockholder.

The Company encourages all stockholders who have not yet voted to do so before February 10, 2016 at 11:59 p.m. Eastern time.

No changes have been made in the proposals to be voted on by stockholders at the Special Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC’s website at www.sec.gov.

About Uranium Resources

Uranium Resources, Inc. (URI) is focused on advancing to near-term production the Temrezli in-situ recovery (ISR) project in Central Turkey. URI also controls extensive exploration properties under nine exploration and operating licenses covering approximately 32,000 acres (over 13,000 ha) with numerous exploration targets, including the potential satellite Sefaatli Project, which is 30 miles (48 km) southwest of the Temrezli Project. In Texas, the Company has two licensed and currently idled processing facilities and approximately 14,000 acres (5,700 ha) of prospective ISR projects. In New Mexico, the Company controls minerals rights encompassing approximately 190,000 acres (76,900 ha) in the prolific Grants Mineral Belt, which is one of the largest concentrations of sandstone-hosted uranium deposits in the world. Incorporated in 1977, URI also owns an extensive uranium information database of historic drill hole logs, assay certificates, maps and technical reports for the Western United States.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the time of the adjourned Special Meeting and the approval of the proposals identified in the proxy statement for the Special Meeting are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include, but are not limited to, (a) additional URI stockholders voting in support of the proposals set forth in the proxy statement before the time of the adjourned Special Meeting, (b) the Company’s ability to raise additional capital in the future; (c) spot price and long-term contract price of uranium; (d) risks associated with our foreign operations, (e) the Company’s ability to reach agreements with current royalty holders; (f) operating conditions at the Company’s projects; (g) government and tribal regulation of the uranium industry and the nuclear power industry; (h) world-wide uranium supply and demand; (i) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; (j) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter, including in Turkey; (k) the ability of the Company to enter into and successfully close acquisitions or other material transactions, including the proposed transaction with Laramide, and other factors which are more fully described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Uranium Resources Contact:
Robert Winters, Alpha IR Group
929-266-6315
www.uraniumresources.com